SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2003

REPUBLIC BANCORP INC.
(Exact name of registrant as specified in its charter)

Michigan	0-15734	38-2604669
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

1070 East Main Street, Owosso, Michigan 48867
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (989) 725-7337

(Former name or former address, if changed since last report)

SIGNATURES
EX-99.1 Form of Notice of Blackout Period

Item 7.  Exhibits

Exhibit 99.1	Form of Notice of Blackout Period dated July 22, 2003 to Directors and Executive Officers of Republic Bancorp Inc.

Item 11.  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

On July 16, 2003, pursuant to Section 101(i) of the Employment Retirement Income Security Act of 1974 and 29 CFR §2520.101-3, the registrant was notified by the plan administrator and trustee of its tax deferred savings (401(k)) plan that as a result of certain servicing enhancements to that plan there would be a blackout period during which plan participants will be temporarily unable to direct or diversify their investments under the plan, obtain a loan from the plan, or obtain a distribution from the plan. The blackout period is expected to begin on August 15, 2003 at 10:30 a.m. CDT and end on August 27, 2003 at 8:00 a.m. CDT.

As required by Section 306 of the Sarbanes-Oxley Act of 2002 and § 245.104 of the Securities and Exchange Commission’s Regulation BTR, and concurrently with the filing of this Form 8-K, the registrant transmitted a notice of blackout period to its directors and executive officers. The form of notice is furnished as an exhibit to this Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC BANCORP INC.

Date: July 22, 2003	By:	/s/ Thomas F. Menacher

	Name:	Thomas F. Menacher
	Its:	Executive Vice President, Treasurer
and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Form of Notice of Blackout Period dated July 22, 2003 to Directors and Executive Officers of Republic Bancorp Inc.